424(b)3
                                                                     333-255887
                           GEOSOLAR TECHNOLOGIES, INC.

                              Prospectus Supplement

                     (to prospectus dated October 29, 2021)


     The ex-dividend date, record date and distribution date for the Company's Spin-Off from Fourth Wave Energy, Inc. have been reset to the following dates:

Ex-Dividend Date:   11/19/2021

Record Date:        11/23/2021

Distribution Date:  11/29/2021





           The date of this Prospectus Supplement is November 2, 2021